UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 15, 2008

MERRIMAN CURHAN FORD GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15831 (Commission File Number)	11-2936371 (IRS Employer Identification No.)

600 California Street, 9th Floor, San Francisco, California ( Address of Principal Executive Offices)	94108 (Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Item	5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(d) Election of a New Director

Effective November 15, 2008, Scott Potter resigned from the Board of Directors of Merriman Curhan Ford Group, Inc. At the time of resignation, there were no disputes between Mr. Potter and the Board. On November 7, 2008, effective November 19, 2008, the Board of Directors of Merriman Curhan Ford Group, Inc. approved Robert J. Majteles, for appointment, as a director of the Company. There were no arrangements between Mr. Majteles and any other persons regarding Mr. Majteles selection as a director, and there are no applicable transactions between Mr. Majteles and the Company under Regulation S-K Item 404(a). Mr. Majteles will not initially serve on any committees of the Board.

Item	9.01 Exhibits

(d) Exhibits.

99.1	Press Release announcing Robert J. Majteles’s Election as a Director of the Board.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMAN CURHAN FORD GROUP, INC.

Date: November 19, 2008	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman Chief Executive Officer